                                                                        Xiaojun He

September 25, 2010

China Grand Resorts Inc.

RM 905, Reignwood Center

No.8 Yong’an Dongli Jianguomen Outer Street

Chaoyang District, Beijing, 100022

P.R.C. China

Resignation Letter

To China Grand Resorts Inc.’s Board of Directors,

I, Xiaojun He, hereby tender my resignation as Chief Financial Officer of China Grand Resorts Inc., effective immediately on September 25, 2010.

I confirm that my departure in no way reflects any disagreements with the Company on matters relating to the Company’s policies, operations or practices, and that I have no claim against China Grand Resorts Inc. whatsoever whether in respect to fees, remuneration, or compensation for the loss of office.

Sincerely,

/s/Xiaojun He

Xiaojun He